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3/29/96


John Ambrose
26275 Hilltop Place
Carmel, CA  93923

Dear John:

On behalf of the Board of Directors, I am pleased to offer you full time regular employment as the Chief Executive Officer at the annual salary of $120,000. In addition you will receive a grant for 145,000 stock options of DeltaPoint, Inc. and a signing bonus of $25,000. Additional terms of the employment agreement will be forthcoming.

Our employee benefits include coverage in major medical, dental, life, and AD & D beginning thirty days after the first day of employment. We also offer enrollment in a 401k tax deferred savings plan after one month of employment.

We are looking forward to having you join DeltaPoint, Inc., I am sure that together we can establish a professionally committed organization.

This offer letter, if not signed, will expire on March 29, 1996.


Sincerely,
DELTAPOINT, INC.



/s/ Donald B. Witmer                                     /s/ John Ambrose
- ---------------------                                    -----------------
Donald B. Witmer                                         John Ambrose
Chief Operations Officer/Chief Financial Officer         Date:  March 29, 1996


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